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Exhibit 10.4

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

among

OGE ENERGY CORP.,

OGE ENOGEX HOLDINGS LLC,

OGE ENOGEX GP LLC,

ENOGEX OPERATING LLC,

OGE ENOGEX PARTNERS L.P.

and

ENOGEX LLC

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

        THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT ("Agreement") is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among OGE Energy Corp., an Oklahoma corporation ("OGE Energy"), OGE Enogex Holdings LLC, a Delaware limited liability company ("OGE Enogex Holdings"), OGE Enogex GP LLC, a Delaware limited liability company (the "General Partner"), Enogex Operating LLC, a Delaware limited liability company ("Enogex Operating"), OGE Enogex Partners L.P., a Delaware limited partnership (the "Partnership"), and Enogex LLC, a Delaware limited liability company ("Enogex"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, OGE Enogex Holdings and the General Partner have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

        WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

        1.     OGE Energy formed OGE Enogex Holdings under the terms of the Delaware Limited Liability Company Act (the "Delaware LLC Act") and contributed $3,000 in exchange for 100% of the membership interests in OGE Enogex Holdings.

        2.     OGE Enogex Holdings formed the General Partner under the terms of the Delaware LLC Act and contributed $1,040 in exchange for 100% of the membership interests in the General Partner.

        3.     The General Partner and OGE Enogex Holdings formed the Partnership under the terms of the Delaware LP Act to which the General Partner contributed $40 in exchange for a 2% general partner interest and OGE Enogex Holdings contributed $1,960 in exchange for a 98% limited partner interest ("Partner Formation Interest").

        4.     The General Partner formed Enogex Operating under the terms of the Delaware LLC Act and contributed $1,000 in exchange for 100% of the membership interests in Enogex Operating.

        5.     OGE Energy, as sole shareholder of Enogex Inc., an Oklahoma corporation and predecessor to Enogex ("Enogex Inc."), caused Enogex Inc. to merge with and into Navigator Newco Inc., a Delaware corporation and wholly owned subsidiary of OGE Energy ("Delaware Newco"), with Delaware Newco continuing as the surviving entity, and, following such merger, Delaware Newco converted to Enogex under the terms of the Delaware General Corporation Law and the Delaware LLC Act.

        6.     Enogex Products Corporation, an Oklahoma corporation and wholly owned subsidiary of Enogex, converted to Enogex Products LLC, an Oklahoma limited liability company, under the terms of the Oklahoma General Corporation Act and the Oklahoma Limited Liability Company Act.

        7.     Enogex distributed 100% of the capital stock of OGE Energy Resources Inc., an Oklahoma corporation, and Enogex Exploration Corporation, an Oklahoma corporation, each of which was formerly a wholly owned subsidiary of Enogex, to OGE Energy, its sole member.

        8.     OGE Energy conveyed its 100% membership interest in Enogex to OGE Enogex Holdings as a capital contribution.

        9.     OGE Enogex Holdings conveyed its 0.3856% managing membership interest in Enogex to the General Partner as a capital contribution.

        WHEREAS, immediately prior to, or concurrently with the consummation of the transactions contemplated hereby (the "Closing"), each of the following actions shall occur:

        1.     OGE Enogex Holdings will convey the Holdings Membership Interest to the Partnership and will receive in consideration therefor 4,840,218 Common Units and 12,340,218 Subordinated Units, collectively representing a 68.2% limited partnership interest in the Partnership.

        2.     The General Partner will convey the GP Membership Interest and 100% of the membership interests in Enogex Operating to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the Incentive Distribution Rights.

        3.     The public, through the Underwriters, will contribute approximately $150 million in cash, less the Underwriters' discounts and commissions of approximately $[    ] million and the structuring fee of approximately $[    ] million (the "Offering Proceeds"), in exchange for 7,500,000 Common Units, representing a 29.8% limited partnership interest in the Partnership.

        4.     The Partnership will pay approximately $2.5 million of expenses associated with the Offering and related formation transaction and will contribute the remaining Offering Proceeds to Enogex in exchange for the Contribution Membership Interest.

        5.     The Partnership will convey the Membership Interests to Enogex Operating as a capital contribution.

        6.     Enogex expects to use the portion of the Offering Proceeds contributed to it and the net proceeds from approximately $300 million of short-term borrowings from OGE Energy to (a) redeem its existing $400 million aggregate principal amount of 8.125% Senior Notes due 2010 and pay approximately $2.5 million in accrued and unpaid interest and a make-whole premium of approximately $32.8 million, (b) pay interest on such short-term borrowings and fund a portion of the costs associated with such redemption and (c) pay approximately $1.7 in fees and expenses related to the Credit Facility and the planned issuance of up to $300 million of new long-term debt, the proceeds of which would be used to repay the $300 million of short-term borrowings from OGE Energy.

        7.     Enogex, as borrower, will enter into the Credit Facility with [                        ], as Administrative Agent, and the other lenders party thereto.

        8.     To the extent that the Underwriters exercise the Option, the Partnership will contribute the net proceeds therefrom to Enogex Operating, and Enogex Operating will in turn contribute such funds to Enogex in consideration for an additional membership interest in Enogex. Enogex will use such proceeds to fund future capital expenditures, working capital and other corporate purposes.

        9.     The agreement of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.

        NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.

        As used in this Agreement, the following terms shall have the respective meanings set forth below:

        "Agreement" means this Contribution, Conveyance and Assumption Agreement, as it may be amended, modified or supplemented from time to time.

        "Closing" has the meaning assigned to such term in the recitals of this Agreement.

        "Closing Date" means the date of the closing of the Offering.

        "Common Unit" has the meaning assigned to such term in the Partnership Agreement.

        "Contribution Membership Interest" means the 7.0864% membership interest in Enogex issued to the Partnership in exchange for a cash contribution of the Offering Proceeds (less expenses associated with the Offering and related formation transactions) from the Partnership and thereafter transferred by the Partnership to Enogex Operating pursuant to this Agreement.

        "Credit Facility" means the Credit Facility, dated as of [                        ], 2007, among Enogex and [                        ], as administrative agent for the lenders named therein.

        "Delaware LLC Act" has the meaning assigned to such term in the recitals of this Agreement.

        "Delaware LP Act" has the meaning assigned to such term in the recitals of this Agreement.

        "Delaware Newco" has the meaning assigned to such term in the recitals of this Agreement.

        "Effective Time" shall mean 8:00 a.m. New York, New York time on [                        ], 2007.

        "Enogex" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "Enogex Inc." has the meaning assigned to such term in the recitals of this Agreement.

        "Enogex Operating" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "General Partner" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "GP Membership Interest" means the 0.3856% managing membership interest in Enogex transferred by the General Partner to the Partnership and by the Partnership to Enogex Operating pursuant to this Agreement.

        "Holdings Membership Interest" means the 18.8943% managing membership interest in Enogex transferred by OGE Enogex Holdings to the Partnership and by the Partnership to Enogex Operating pursuant to this Agreement.

        "Incentive Distribution Right" has the meaning assigned to such term in the Partnership Agreement.

        "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions and decisions of arbitrators or determinations of any governmental authority or court.

        "Membership Interests" means the Holdings Membership Interest, the GP Membership Interest and the Contribution Membership Interest.

        "Offering" means the initial public offering of Common Units by the Partnership.

        "Offering Proceeds" has the meaning assigned to such term in the recitals of this Agreement.

        "OGE Energy" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "OGE Enogex Holdings" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "Option" means the over-allotment option afforded the Underwriters in the Offering to purchase up to 1,125,000 additional Common Units.

        "Party" or "Parties" has the meaning assigned to such terms in the opening paragraph of this Agreement.

        "Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of OGE Enogex Partners L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

        "Partnership Formation Interest" has the meaning assigned to such term in the recitals of this Agreement.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, business trust, employee benefit plan, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Subordinated Unit" has the meaning assigned to such term in the Partnership Agreement.

        "Underwriters" means UBS Securities LLC, Lehman Brothers Inc., [                        ], [                        ] and [                        ].

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

        Section 2.1    Contribution of Holding Membership Interest to the Partnership.

        OGE Enogex Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Holdings Membership Interest, as a capital contribution, in exchange for 4,840,218 Common Units and 12,340,218 Subordinated Units, collectively representing a 68.2% limited partner interest in the Partnership, and the Partnership hereby accepts such Holdings Membership Interest as a contribution to the capital of the Partnership.

        Section 2.2    Contribution of GP Membership Interests and Interest in Enogex Operating to the Partnership.

        The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the GP Membership Interest and 100% of the membership interests in Enogex Operating, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the issuance of the Incentive Distribution Rights, and the Partnership hereby accepts such GP Membership Interest and 100% of the membership interests in Enogex Operating as a contribution to the capital of the Partnership.

        Section 2.3    Public Cash Contribution.

        The Parties acknowledge a capital contribution by the public, through the Underwriters, to the Partnership of the Offering Proceeds in exchange for 7,500,000 Common Units, representing a 29.8% interest in the Partnership.

        Section 2.4    Payment of Transaction Costs.

        The Parties acknowledge the payment by the Partnership, in connection with the Offering and related formation transactions, of expenses in the amount of $2.5 million (exclusive of the Underwriters' discounts and commissions and the structuring fee).

        Section 2.5    Cash Contribution to Enogex.

        The Partnership hereby contributes to Enogex $[    ] million in cash in exchange for the Contribution Membership Interest, and Enogex hereby accepts such cash contribution in exchange for the Contribution Membership Interest.

        Section 2.6    Use of Cash Contribution Proceeds.

        The Parties acknowledge Enogex will use the cash contribution it receives in exchange for the Contribution Membership Interest as set forth in Section 2.5 and the net proceeds from approximately $300 million of short-term borrowings from OGE Energy to (a) redeem its existing $400 million aggregate principal amount of 8.125% Senior Notes due 2010 and pay approximately $2.5 million in accrued and unpaid interest and a make-whole premium of approximately $32.8 million, (b) pay interest on such short-term borrowings and fund a portion of the costs associated with such redemption and (c) pay approximately $1.7 in fees and expenses related to the Credit Facility and the planned issuance of up to $300 million of new long-term debt, the proceeds of which would be used to repay the $300 million of short-term borrowings from OGE Energy.

        Section 2.7    Contribution of the Membership Interests to Enogex Operating.

        The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Enogex Operating, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Membership Interests as a capital contribution, and Enogex Operating hereby accepts such Membership Interests as a contribution to the capital of Enogex Operating.

ARTICLE III

ADDITIONAL TRANSACTIONS

        Section 3.1    Purchase of Additional Common Units.

        If the Option is exercised in whole or in part, the public, through the Underwriters, will contribute additional cash to the Partnership in exchange for up to an additional 1,125,000 Common Units.

        Section 3.2    Use of Option Proceeds.

        The Parties acknowledge, in the event that the Option is exercised in whole or in part, the Partnership will contribute the net proceeds therefrom to Enogex Operating which will in turn contribute such funds to Enogex in consideration for an additional membership interest in Enogex. Enogex will use these funds to fund future capital expenditures, working capital and other corporate purposes.

ARTICLE IV

FURTHER ASSURANCES

        Section 4.1    Further Assurances.

        From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Laws, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and(c) more fully and effectively to carry out the purposes and intent of this Agreement. It is the express intent of the Parties that the Partnership or its subsidiaries own the Membership Interest that is identified in this Agreement.

ARTICLE V

EFFECTIVE TIME

        Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II and Article III of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

        Section 6.1    Order of Completion of Transactions.

        The contribution of the Membership Interest to the Partnership referenced in Sections 2.1 and 2.2 shall occur immediately prior to the closing of the Offering in the order set forth in Article II whereas all of the other actions referenced in Sections 2.3 through 2.7 shall occur concurrently with the closing of the Offering in the order set forth in Article II. Following the completion of the transactions as provided in Article II, the transactions, if they occur, provided for in Article III, shall be completed.

        Section 6.2    Headings; References; Interpretation.

        All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

        Section 6.3    Successors and Assigns.

        No Party shall have the right to assign any rights or obligations under this Agreement without the prior written consent of the other Parties hereto. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

        Section 6.4    No Third Party Rights.

        The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

        Section 6.5    Counterparts.

        This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

        Section 6.6    Choice of Law; Submission to Jurisdiction.

        This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Oklahoma and to venue in Oklahoma City, Oklahoma.

        Section 6.7    Effect of Waiver or Consent.

        No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

        Section 6.8    Severability.

        If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

        Section 6.9    Amendment or Modification.

        This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

        Section 6.10    Entire Agreement.

        This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

OGE ENERGY CORP.
By:

Name:
Title:
OGE ENOGEX HOLDINGS LLC
By:	OGE ENERGY CORP., as Sole Member
By:

Name:
Title:
OGE ENOGEX GP LLC
By:

Name:
Title:
OGE ENOGEX PARTNERS L.P.
By:	OGE ENOGEX GP LLC, as General Partner
By:

Name:
Title:

        [Signature Page to the Conveyance, Contribution and Assumption Agreement]

ENOGEX OPERATING LLC
By:	OGE ENOGEX PARTNERS L.P., as Sole Member
By: OGE ENOGEX GP LLC, as General Partner
By:

Name:
Title:
ENOGEX LLC
By:

Name:
Title:

        [Signature Page to the Conveyance, Contribution and Assumption Agreement]

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  Exhibit 10.4